UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 26, 2009

Date of Earliest Event Reported: June 26, 2009

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 26, 2009, Boise Inc.’s largest shareholder, Boise Cascade Holdings, L.L.C., made the following announcement:

“On June 26, 2009, Boise Cascade Holdings, L.L.C. (“BCH”) announced that it intends to sell up to 5 million of the 37.1 million shares of Boise Inc. common stock it owns. BCH has retained Russell Investment Company’s transition services unit to manage such sales on its behalf. Such shares are held at Russell Trust Company for the account of BCH. Cash proceeds from the sale of shares in the account, when and if received, are expected to be contributed to the pension plans of BCH’s wholly owned subsidiary, Boise Cascade, L.L.C. Russell Investment Company is the current investment manager and trustee for the Boise Cascade, L.L.C. pension plans.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President, General Counsel and Corporate Secretary

Date: June 26, 2009